Exhibit 10.c

Guyana

        County of Demerara

                                   AGREEMENT

      BY THIS AGREEMENT entered into at Georgetown, Demerara, Republic of Guyana, this 26th Day of July, 1999, BETWEEN NORTH AMERICAN RESOURCES INCORPORATED LIMITED, a private limited-liability company incorporated and duly continued in accordance with the Companies Acts of Guyana and its registered office situate at Lots 88 C&D Barrack Street, Kingston, Georgetown, aforesaid, ("the Company" which term shall wheresoever the context so admits include its assigns) of the one part AND GARFIELD POLLARD of 9 Princess Street, Lodge, Georgetown, ("the Claim Holder" which term shall wheresoever the context so admits include his heirs, assigns, executors and administrators) of the other part.

      WHEREAS the Claim Holder warrants that he is the sole and absolute holder of the Claims more fully set out and described in the Schedule hereto ("the claims")

      AND WHEREAS the Claim Holder further warrants that he has full right and authority to enter into this agreement

      AND WHEREAS the Claim Holder is desirous of having the Company work the claims

      AND WHEREAS the Company has the capital, equipment, personnel and know-how required to work the claims

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                   NOW THIS AGREEMENT WITNESSETH AS FOLLOWS:

                                Exclusive rights

      1. a) The Claim Holder hereby gives the Company the sole and exclusive right to enter upon the Claims or any part thereof and to carry on such mining operations thereon as it may see fit for gold, precious metals, precious stones, minerals and/or things of value for the duration of this agreement. This sole and exclusive right is to all or any gold, precious metals, precious stones, minerals and/or things of value wheresoever situate upon or within the claims, whether in hard-rock, alluvial or other formations.

            b) The claim Holder hereby grants to the Company an irrevocable right to act as ranger and to sign privileges and production sheets for the claims.

                                 Consideration

2.    As consideration for this agreement, the Company shall:-

            (a) Pay to the Claim Holder the sum of $1,500,000.00 (One Million, Five Hundred thousand Dollars) of which $750,000.00 (Seven Hundred and Fifty Thousand Dollars) will be paid upon execution of this agreement and $750,000.00 (Seven Hundred and Fifty Thousand Dollars) to be paid 14 (fourteen) days thereafter.

            (b) Bestow to the Claim Holder 35,000 (Thirty-five Thousand) shares of restricted common stock South American Minerals Inc., a Nevada Corporation. These shares may be sold only in accordance with applicable securities laws.

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                                    Duration

3. This agreement shall subsist for the life of the property.

                              Conduct of operations

4. The Company shall have the sole right to decide upon the carrying on of mining operations upon the claims or any part thereof and the engagement of any person or company therein, providing same shall be economically viable, AND all plant, machinery and equipment shall be and remain the property of the Company, which shall have the right to remove the said plaint, machinery and equipment at any time without let or hindrance from the Claim Holder or anyone claiming by or through him.

                              Ownership of Claims

5. The claims and all or any parts thereof shall remain at all times the sole property of the Claim Holder and nothing in this agreement shall be construed as constituting any purchase of the claims or any part thereof in any manner whatsoever.

                            Payment of Licence Fees

6. The Company and/or the Claim Holder hereby undertakes to pay all or any Claim rents, fees or other like obligations due to the State of Guyana from time to time in respect of the claims or any part thereof, promptly as the same shall fall due.

                             Maintenance of markers

7. The claim Holder shall have sole responsibility for surveying the boundaries, keeping all demarcation marks in good condition and for clearing all lines and/or boundaries of the claims at his expense which may be required by the Laws of Guyana or any Regulation make pursuant thereto from time to time. The Claim Holder hereby undertakes to have the claims verified by the Guyana Geology and Mines Commission.

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                              Conformity with laws

8. The Company hereby undertakes to carry on any mining operations upon the claims or any part thereof in strict conformity with the provisions of the Laws of Guyana, including the Mining Act, 1991, the Guyana Geology and Mines Act, and the Environmental Protection Act, and any Regulations made pursuant thereto.

                                 Force-majeure

9. Neither party shall be liable for the non-performance of any obligation due to the other under this agreement where such non-performance is due to any circumstance outside of that party's control including, but not limited to earthquake, landslide, flood, or other natural disaster, or epidemic, fire, explosion, riot, civil-commotion, or act of war.

                                  Arbitration

10. Any dispute arising out of or related to this agreement or any term or provision thereof shall be submitted by the parties within a reasonable time to a single arbitrator agreeable to both parties who shall hear and adjudicate upon the said dispute and such arbitrator's award shall be final and binding upon the parties.

                                 Confidentiality

11. Neither party shall disclose to any third party whomsoever, any information of whatsoever type or description relating to or concerning the affairs or business of the other party to this agreement at any time, unless required by law, without the permission in writing of the other party, whether during the subsistence of this agreement or after 3 (three) years of its termination.

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                                   Assignment

12. The Company shall have the right to assign this agreement or any part thereof.

                                     Notice

13. Any notice required to be given to one party by the other under this agreement shall be deemed duly given if either delivered personally by registered post or by facsimile transmission to the herein stated address of the party who is to receive it.

IN WITNESS WHEREOF the parties hereto have hereunder set their hands upon the date first written in the presence of the subscribing witnesses hereto.


                                        ------------------------------------
                                        The Company


                                        ------------------------------------
                                        The Claim Holder

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WITNESSES:


1.
  -----------------------


2.
  -----------------------

                               AND IN MY PRESENCE
                                 QUOD ATTESTOR

                                 NOTARY PUBLIC

   A TRUE COPY of the original which
was registered in the Deeds Registry at
  Georgetown, Demerara, Guyana on the
       15th day of September 1999

         ASSISTANCE SWORN CLERK
           AND NOTARY PUBLIC
                99-9-15


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                               SCHEDULE OF CLAIMS

                                    AGAIN #1

                                    AGAIN #2

                                    AGAIN #3

                                    AGAIN #4

                                      BAD

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